

<ARTICLE>                  5

<PERIOD-TYPE>                                        6-MOS
<FISCAL-YEAR-END>                                    MAR-31-2001
<PERIOD-END>                                         SEP-30-2000
<CASH>                                               88,163
<SECURITIES>                                         854,086
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       17,673,290<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           17,147,265
<TOTAL-LIABILITY-AND-EQUITY>                         17,673,290<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     147,684<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     350,375<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (273,810)<F5>
<EPS-BASIC>                                          (3.98)
<EPS-DILUTED>                                        000

<F1>Included  in Total  Assets:  Investments  in Local Limited  Partnerships  of
$16,721,090  and Other assets of $9,951  <F2>Included  in Total  Liabilities and
Equity: Accounts payable to affiliates of $457,365 and Accounts payable and accrued expenses of $68,660
<F3> Included in Total Revenue: Investment of $27,382 and Other of $120,302
<F4>Included  in Other  Expenses:  Asset  management  fees of $91,552,  General and  administrative  of  $167,592,
Provision for valuation of investments in Local Limited Partnerships of $58,429 and Amortization of $32,802
<F5>Included in Net Loss: Equity in losses of Local Limited Partnerships of
 $71,119

